Exhibit 2.1

EXECUTION COPY

AMENDMENT NO. 1
TO THE
AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to the Agreement and Plan of Merger, dated as of December 8, 2019 (the “Merger Agreement”), by and among Monocle Holdings Inc., a Delaware Corporation (“NewCo”), Monocle Acquisition Corporation, a Delaware corporation (“Monocle”), Monocle Merger Sub 1 Inc., a Delaware corporation (“Merger Sub 1”), Monocle Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), AerSale Corp., a Delaware corporation (“AerSale”), and solely in its capacity as the Holder Representative (as defined in the Merger Agreement), Leonard Green & Partners, L.P., a Delaware limited partnership, is entered into by and among the parties to the Merger Agreement as of August 13, 2020. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

WHEREAS, Section 13.11 of the Merger Agreement provides that the Merger Agreement may be amended only by a duly authorized agreement in writing executed by each of the Parties;

WHEREAS, the Parties now desire to amend the Merger Agreement solely to provide for a new Termination Date; and

WHEREAS, the respective boards of directors or managers, as applicable, of each of the Monocle Parties and the board of directors of the Company have approved and declared advisable the amendment of the Merger Agreement.

NOW, THEREFORE, the Merger Agreement is hereby amended as follows:

Section 1.01        Amendments to the Merger Agreement.

(a)	Section 11.1(b)(ii) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(ii) the Closing has not occurred on or before September 30, 2020 (the “Termination Date”); or”

Section 1.02        No Further Amendment. Except as and to the extent expressly modified by this Amendment, the Merger Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect in accordance with its terms.

Section 1.03        Miscellaneous Provisions. Article XIII of the Merger Agreement shall apply to this Amendment mutatis mutandis and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signatures follow on the next page.]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date hereof.

AERSALE CORP.

By:	/s/ Nicholas Finazzo
Name: Nicholas Finazzo
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric Zahler
Name: Eric Zahler
Title: President and Chief Executive Officer

MONOCLE HOLDINGS INC.

By:	/s/ Eric Zahler
Name: Eric Zahler
Title: President

MONOCLE MERGER SUB 1 INC.

By:	/s/ Eric Zahler
Name: Eric Zahler
Title: President

MONOCLE MERGER SUB 2 LLC

By:	/s/ Eric Zahler
Name: Eric Zahler
Title: President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

LEONARD GREEN & PARTNERS, L.P.,
solely in its capacity as the Holder Representative

By:	/s/ Jonathan Seiffer
Name: Jonathan Seiffer
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]